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                                                                   EXHIBIT 10.38

                               AMENDMENT NO. 1 TO
                    AMENDED AND RESTATED 2003 STOCK PURCHASE
                        AND OPTION PLAN FOR KEY EMPLOYEES
                               ITC HOLDINGS CORP.

     This Amendment No. 1 to the Amended And Restated 2003 Stock Purchase And Option Plan For Key Employees (the "Plan") of ITC Holdings Corp. (the "Company") is made this 8th day of February, 2006 pursuant to Section 10(b) of the Plan and shall become effective only if the 2006 Long-Term Incentive Plan is approved by shareholders of the Company at the 2006 annual meeting of shareholders.

     The first sentence of Section 6(a) of the Plan be and hereby is amended and restated in its entirety to read as follows:

     The number of Shares available for Grants under this Plan shall be 4,014,821 (which reflects any stock splits that occurred prior to February 8, 2006).